EXHIBIT 23.01


                  Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-39145) pertaining to the Essex International Inc. Amended and Restated Stock Option Plan and Essex International Inc. 1997 Stock Option Plan for Nonemployee Directors of our report dated january 27, 1998, with respect to the consolidated financial statements and schedules of Essex International Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 1997.



                                        /s/ Ernst & Young LLP

Indianapolis, Indiana
March 5, 1998